                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K/A

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 22, 1999

                          TECH ELECTRO INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State of other jurisdiction of incorporation)

              0-27210                              75-2408297
      (Commission File Number)          (IRS Employer Identification No.)



                               477 Madison Avenue
                                   24th Floor
                            New York, New York 10022
               (Address of principal executive officers)(Zip Code)





       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 583-0900

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 22, 1999, Tech Electro Industries, Inc, (the "Company") acquired all of the issued and outstanding shares of capital stock (the "Shares") of AlphaNet Hospitality Systems, Inc., a Delaware corporation ("AlphaNet") and certain intellectual property, copyrights and trademarks utilized in AlphaNet's business (the "AlphaNet Property") from PricewaterhouseCoopers, Inc., in its capacity as Trustee ("Trustee") of the Estate of AlphaNet Telecom Inc. ("ATI"), a bankrupt, all as reflected and set forth in that certain Bill of Sale dated as of August 31, 1999 between the Company and the Trustee (the "Bill of Sale") and letter agreement between the parties dated October 21, 1999 ("Letter Agreement"). ATI is a Canadian company based in Toronto, Ontario.

         As set forth in the Bill of Sale and Letter Agreement, the Company paid to the Trustee for the Shares and the AlphaNet Property US $3,450,000, plus a closing date extension fee of US $25,000 and a bridge loan fee of US $25,000 for an aggregate price of US $3,500,000 (the "Purchase Price"). The Company paid the Purchase Price to the Trustee, as follows:

         (i)      US $1,400,000 in cash;

         (ii) Delivery of the Company's four- (4) month, non-interest bearing promissory note payable to the Trustee in the principal amount of US $2,100,000 (the "Note").

         The Note is due and payable on February 21, 2000 and is secured by a pledge of the Shares to the Trustee as evidenced by that certain Pledge Agreement dated October 21, 1999 between the Company and the Trustee (the "Pledge Agreement".

         The Bill of Sale, Letter Agreement, Note and Pledge Agreement are attached hereto as Exhibits 2(a), 2(b), 2(c) and 2(d), respectively, and incorporated by reference herein.

         The Company negotiated the Purchase Price and terms of payment through armslength negotiations with the Trustee. The Company reviewed and analysed AlphaNet's assets, liabilities and historical financial statements (including its ebitda) and in place management in determining the amount of the consideration (Purchase Price) to pay for the Shares and the AlphaNet Property.

         The Company raised the said US $1,400,000 cash that it paid to the Trustee as part of the Purchase Price through the private placement sale of 2,036,364 shares of common stock of the Company and five-year warrants to purchase a like number of shares of common stock, exercisable at US $0.75 per share. The purchasers of these Company shares and warrants include a company affiliated with William Tan, President of the Company.

         The Company also arranged for a $2,525,000 one-year loan to AlphaNet to pay existing AlphaNet indebtedness. The Company is now actively seeking additional financing to pay off the Note and to refinance the said AlphaNet $2,525,000 loan.

         AlphaNet is a leading provider of in-room facsimile and unattended business center services to hotels serving business travelers. AlphaNet has its InnFax(R) facsimile installations in over 50,000 hotel rooms worldwide. AlphaNet has installed The Office(TM), its unattended 24-hour hotel business center, equipped

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) FINANCIAL STATEMENTS

         AlphaNet Hospitality Systems, Inc.'s financial statements for the year ended December 31, 1998 and the nine months ended September 30, 1999.

                            FINANCIAL STATEMENTS AND
               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                       ALPHANET HOSPITALITY SYSTEMS, INC.


                    SEPTEMBER 30, 1999 AND DECEMBER 31, 1998

                       ALPHANET HOSPITALITY SYSTEMS, INC.

                          INDEX TO FINANCIAL STATEMENTS




                                                                                                        PAGE
                                                                                                        ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                                        3

FINANCIAL STATEMENTS

      Balance Sheets                                                                                      4

      Statements of Operations                                                                            5

      Statements of Stockholders' Equity (Deficit)                                                        6

      Statements of Cash Flows                                                                            7

NOTES TO FINANCIAL STATEMENTS                                                                             8


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Shareholders and Directors of
Alphanet Hospitality Systems, Inc.

We have audited the accompanying balance sheets of Alphanet Hospitality Systems, Inc. as of September 30, 1999 and December 31, 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for the nine-month period ended September 30, 1999 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alphanet Hospitality Systems, Inc. as of September 30, 1999 and December 31, 1998, and the results of its operations and its cash flows for the nine-month period ended September 30, 1999 and the year ended December 31, 1998 in conformity with generally accepted accounting principles.



                                                   KING GRIFFIN & ADAMSON P.C.


Dallas, Texas
November 11, 1999

                       ALPHANET HOSPITALITY SYSTEMS, INC.

                                 BALANCE SHEETS
                    September 30, 1999 and December 31, 1998

                                                    ASSETS

                                                                            September 30,         December 31,
                                                                               1999                  1998
                                                                          --------------        --------------
CURRENT ASSETS
   Cash                                                                   $      405,765        $      147,575
   Accounts receivable, net of allowance for uncollectible
     accounts of $316,836 in 1999 and $490,260 in 1998                         1,547,784             1,319,945
   Inventory                                                                     441,124               799,670
   Deposits on inventory                                                               -               843,385
   Prepaid expenses and other current assets                                     132,254               100,240
                                                                          --------------        --------------

                  Total current assets                                         2,526,927             3,210,815

EQUIPMENT, NET                                                                 8,543,822             9,854,769
                                                                          --------------        --------------
                  Total assets                                            $   11,070,749        $   13,065,584
                                                                          ==============        ==============


                                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Current maturities of long-term debt                                   $      730,693        $      505,560
   Accounts payable                                                              101,217               234,650
   Accrued expenses                                                              964,220             1,033,297
   Current maturities of capital lease obligations                                38,365               295,160
                                                                          --------------        --------------

                  Total current liabilities                                    1,834,495             2,068,667
                                                                          --------------        --------------

Long-term debt, less current maturities                                        1,573,021             1,465,692
Capital lease obligations, less current maturities                                     -                19,474
Due to parent                                                                          -            18,292,252

COMMITMENTS AND CONTINGENCIES (Note 6)                                                 -                     -

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock, $.01 par value; 10,000 shares authorized,
     10 issued and outstanding                                                         -                     -
   Additional paid-in capital                                                 18,234,741                10,000
   Accumulated deficit                                                       (10,571,508)           (8,790,501)
                                                                          --------------        --------------

                  Total stockholders' equity (deficit)                         7,663,233            (8,780,501)
                                                                          --------------        --------------

                  Total liabilities and stockholders' equity (deficit)    $   11,070,749        $   13,065,584
                                                                          ==============        ==============

The accompanying notes are an integral part of these financial statements.

                       ALPHANET HOSPITALITY SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS
                For the Nine Months Ended September 30, 1999 and
                        the Year Ended December 31, 1998



                                                                            September 30,        December 31,
                                                                                1999                 1998
                                                                           -------------        -------------
NET REVENUES                                                               $   6,883,390        $   8,567,324

COST OF REVENUES                                                              (1,735,853)          (1,346,817)
                                                                           -------------        -------------

GROSS PROFIT                                                                   5,147,537            7,220,507

OPERATING EXPENSES
    Selling, general and administrative                                        3,266,856            5,543,705
    Depreciation and amortization                                              3,357,174            4,264,909
                                                                           -------------        -------------
                                                                               6,624,030            9,808,614
                                                                           -------------        -------------

(LOSS) FROM OPERATIONS                                                        (1,476,493)          (2,588,107)

OTHER EXPENSE
    Interest expense                                                             290,595              151,542
    Other                                                                         13,919               44,513
                                                                           -------------        -------------
                                                                                 304,514              196,055
                                                                           -------------        -------------

NET (LOSS)                                                                 $  (1,781,007)       $  (2,784,162)
                                                                           =============        =============



The accompanying notes are an integral part of these financial statements.

                       ALPHANET HOSPITALITY SYSTEMS, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                For the Nine Months Ended September 30, 1999 and
                        the Year ended December 31, 1998



                                                                          Additional
                                                Common Stock               Paid-in            Accumulated
                                            Shares        Amount           Capital              Deficit               Total
                                           ---------    -----------     ---------------      ---------------      ---------------

Balances at January 1, 1998                      10     $        -            $ 10,000          $(6,006,339)         $(5,996,339)

Net loss                                          -              -                   -           (2,784,162)          (2,784,162)
                                           ---------    -----------     ---------------      ---------------      ---------------

Balances at December 31, 1998                    10              -              10,000           (8,790,501)          (8,780,501)

Net loss                                          -              -                   -           (1,781,007)          (1,781,007)

Forgiveness of debt to parent                     -              -          18,224,741                    -           18,224,741
                                           ---------    -----------     ---------------      ---------------      ---------------

Balances at September 30, 1999               10,000     $        -         $18,234,741         $(10,571,508)         $ 7,663,233
                                           =========    ===========     ===============      ===============      ===============




The accompanying notes are an integral part of these financial statements.

                       ALPHANET HOSPITALITY SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS
                For the Nine Months Ended September 30, 1999 and
                        the Year Ended December 31, 1998


                                                                            September 30,         December 31,
                                                                                1999                 1998
                                                                           --------------       --------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                $   (1,781,007)      $   (2,784,162)
   Adjustments to reconcile net loss to net cash provided by
     operating activities
     Depreciation and amortization                                              3,357,174            4,264,909
     Bad debt expense                                                             337,988              477,938
     Changes in assets and liabilities
       Accounts receivable                                                       (565,827)            (709,429)
       Inventories                                                                358,546              396,236
       Deposits                                                                   843,385             (843,385)
       Prepaid expenses and other current assets                                  (32,014)              (4,454)
       Accounts payable                                                          (133,433)             (29,294)
       Accrued expenses                                                           (69,077)             190,726
                                                                           --------------       --------------

               Net cash provided by operating activities                        2,315,735              959,085

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisition of equipment                                                    (2,046,227)          (5,993,627)

CASH FLOWS FROM FINANCING ACTIVITIES
   Payments on capital lease obligations                                         (276,269)            (360,300)
   Payments on long-term debt                                                    (474,538)            (410,762)
   Proceeds from long-term debt                                                   807,000            1,995,167
   Net (decrease) increase due to parent                                          (67,511)           3,759,609
                                                                           --------------       --------------

               Net cash (used in) provided by financing activities                (11,318)           4,983,714
                                                                           --------------       --------------

INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                                                    258,190              (50,828)

CASH AND CASH EQUIVALENTS, beginning of period                                    147,575              198,403
                                                                           --------------       --------------

CASH AND CASH EQUIVALENTS, end of period                                   $      405,765       $      147,575
                                                                           ==============       ==============

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR
   Interest                                                                $      291,000       $      152,000
                                                                           ==============       ==============

   Income taxes                                                            $            -       $            -
                                                                           ==============       ==============

NON-CASH FINANCING ACTIVITIES
   Forgiveness of due to parent                                            $   18,224,741       $            -
                                                                           ==============       ==============


The accompanying notes are an integral part of these financial statements.

                       ALPHANET HOSPITALITY SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                     September 30, 1999 and December 31,1998



1.   NATURE OF OPERATIONS

     Alphanet Hospitality Systems, Inc. (the "Company") was incorporated in the state of Delaware in September 1991. The Company was formerly the wholly-owned subsidiary of AlphaNet Telecom, Inc. (ATI), a publicly traded Canadian company that filed for bankruptcy in February 1999. The Company's hospitality business activities involve the development, marketing and provision of specialized facsimile and other message and information delivery services. These activities are carried on through the Company's operations in the United States, as well as through the Company's operations in Canada, and under license agreements in countries outside of North America. The majority of the Company's operations are conducted in the United States.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     ACCOUNTS RECEIVABLE. The Company extends unsecured credit in the normal course of business to virtually all of its customers. Management has provided an allowance for doubtful accounts which reflects its opinion of amounts which may ultimately become uncollectible. In the event of non-performance of accounts receivable, the maximum exposure to the Company is the recorded amount shown on the balance sheet.

     INVENTORIES. Inventories, which consist primarily of facsimile and computer equipment, are stated at the lower of cost or net realizable value, with cost being determined on a first-in, first-out basis.

     EQUIPMENT. Equipment is recorded at cost. Equipment leased under capital leases are included in equipment. Depreciation and amortization are calculated on a straight-line basis over the estimated useful lives of the assets or minimum lease term if shorter as follows:

                                                                     YEARS
                                                                     -----

             Facsimile and business center equipment                     4
             Service platform                                       5 - 10
             Furniture, fixtures and office equipment                    5


     FOREIGN CURRENCY TRANSLATION. Monetary assets and liabilities denominated in currencies other than the U.S. currency are translated into U.S. dollars at the rate of exchange prevailing at the year-end. Revenues and expenses are translated at the average exchange rate for the year. Realized and unrealized foreign exchange gains and losses are included in income in the year in which they occur.

     INCOME TAXES. The Company accounts for income taxes in accordance with the asset and liability method. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                       ALPHANET HOSPITALITY SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                     September 30, 1999 and December 31,1998


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     REVENUE RECOGNITION. Revenue from services are recognized when services are rendered.

     CONCENTRATIONS. The Company maintains cash balances at banks, which may, at times, exceed federally insured limits. However, management monitors these balances and does not believe excess risk is present.

     USE OF ESTIMATES. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make assumptions that affect the reported amounts of certain assets, liabilities, revenues, and expenses. Actual results could vary from the estimates that were used in preparing the financial statements.


3.   EQUIPMENT

     Equipment consisted of the following at September 30, 1999 and December 31, 1998:

                                                                           1999                   1998
                                                                     --------------         -------------
       Facsimile equipment and business center equipment             $   20,127,338         $  18,544,798
       Service platform                                                     271,465               271,465
       Furniture, fixtures and office equipment                             814,526               768,562
       Capital leases (facsimile equipment)                                 247,605               247,605
                                                                     --------------         -------------
                                                                         21,460,934            19,832,430
       Less:  Accumulated depreciation and amortization                 (12,917,112)           (9,977,661)
                                                                     --------------         -------------
                                                                     $    8,543,822         $   9,854,769
                                                                     ==============         =============

Amortization of capital leases of approximately $46,000 and $62,000 is included in depreciation and amortization for the nine month period ended September 30, 1999 and year ended December 31, 1998.


4.   CAPITAL LEASE OBLIGATIONS

     Future minimum annual lease payments under capital leases at September 30, 1999 are as follows:

         Year ending September 30, 2000                       $   39,828
         Less:  Amount representing interest                      (1,463)
                                                              ----------
         Present value of net minimum lease payment           $   38,365
                                                              ==========

     Interest rate on capitalized leases is 12.96% and is imputed based on the lower of Company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

     Obligations under capital leases are collateralized by certain facsimile equipment.

                       ALPHANET HOSPITALITY SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                     September 30, 1999 and December 31,1998



5.   DEBT

     Long-term debt at September 30, 1999 and December 31, 1998 consists of the following:


                                                                           1999                 1998
                                                                        ------------        ------------
       Installment note payable to leasing company,
         due in monthly installments of $48,115, including
         interest at 12.84%, maturing June 2002                         $  1,331,874        $  1,590,225

       Installment note payable to leasing company,
         due in monthly installments of $7,720, including
         interest at 12.86%, maturing June 2002                              219,013                   -

       Installment note payable to leasing company,
         due in monthly installments of $16,235, including
         interest at 12.83%, maturing June 2002                              460,737                   -

       Installment note payable to leasing company,
         due in monthly installments of $3,695, including
         interest at 14.50%, maturing June 2002                              100,059             121,135

       Installment note payable to leasing company,
         due in monthly installments of $3,622, including
         interest at 14.51%, maturing August 2002                            102,857             123,021

       Installment note payable to leasing company,
         due in monthly installments of $3,004, including
         interest at 14.52%, maturing October 2002                            89,174             105,497

       Installment note payable to leasing company,
         due in monthly installments of $31,657, including
         interest at 10.75%, maturing January 1999                                 -              31,374
                                                                        ------------        ------------
                                                                           2,303,714           1,971,252

       Less current maturities                                               730,693             505,560
                                                                        ------------        ------------

       Long-term debt, less current maturities                          $  1,573,021        $  1,465,692
                                                                        ============        ============

     All the loans are collaterized by certain facsimile and computer equipment.

     Principal payments on long-term debt at September 30, 1999 are as follows:

         Year ended September 30:
                  2000                       $    730,693
                  2001                            831,871
                  2002                            738,184
                  2003                              2,966
                                             ------------
                                             $  2,303,714
                                             ============

                       ALPHANET HOSPITALITY SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                     September 30, 1999 and December 31,1998




6.   COMMITMENTS AND CONTINGENCIES

     The Company has entered into an agreement with a leasing company which requires the Company to pay $5 per machine each month for two years, which represents the estimated residual value at the end of a four-year leasing contract. The Company paid the leasing company $151,145 in 1999 and $133,517 in 1998. The future minimum payments under this agreement at September 30, 1999 are as follows:

           Year ended September 30:
                      2000                        $  166,693
                      2001                            74,202
                      2002                            34,860
                      2003                            15,115
                      2004                             7,660
                   Thereafter                          6,635
                                                  ----------
                      Total                       $  305,165
                                                  ==========

7.   INCOME TAXES

     The components of income tax expense for the nine month period ended September 30, 1999 and year ended December 31, 1998 are as follows:

                                               1999                1998
                                            -----------         ----------

           Current expense                  $         -         $        -
           Deferred expense                           -                  -
                                            -----------         ----------
                                            $         -         $        -
                                            ===========         ==========

     A reconciliation of the normally expected federal income tax expense (benefit) based on the U.S. Corporate income tax rate of 34% to actual expense (benefit) for the nine month period ended September 30, 1999 and year ended December 31, 1998 is as follows:

                                                                           1999                 1998
                                                                        ------------        ------------

           Expected income tax benefit                                  $    605,542        $    946,615
           Change in valuation allowance                                    (332,126)           (109,635)
           Operating losses with no current tax benefit                     (278,967)         (1,024,296)
           Employee compensation expense not recorded
              for book purposes                                                    -             145,355
           State income tax expense (benefit)                                      -              44,971
           Other                                                               5,551              (3,010)
                                                                        ------------        ------------
                                                                        $          -        $          -
                                                                        ============        ============

                       ALPHANET HOSPITALITY SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                     September 30, 1999 and December 31,1998


7.   INCOME TAXES (Continued)

     The components of the deferred tax assets and liabilities as of September 30, 1999 and December 31, 1998 are as follows:

                                                                           1999                 1998
                                                                       -------------        -------------
           Depreciable assets                                          $  (1,537,756)       $  (1,063,517)
           Bad debt allowance                                                110,893              171,591
           Inventory reserve                                                  15,750                    -
           Accrued liabilities                                               262,826              259,859
           Net operating loss carryforwards                                1,488,024            1,303,930
           Valuation allowance                                              (339,737)            (671,863)
                                                                       -------------        -------------
           Net deferred tax asset                                      $           -        $           -
                                                                       =============        =============

     The Company has net operating loss carryforwards of approximately $4,250,000 at September 30, 1999 available to offset future taxable income expiring in 2008 through 2019. A valuation allowance of approximately $1,488,000 has been established to reduce the net deferred tax asset to zero because it is likely that the tax asset will not be realized. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Certain provisions of the tax law may limit the net operating loss, capital loss and credit carryforwards available for use in any given tax year in the event of a significant change in ownership interest (See Note 9).


8.   RELATED PARTY TRANSACTIONS

     Effective August 30, 1999, ATI's trustee forgave amounts due to ATI from the Company totaling $18,224,741. This amount has been recorded as additional paid-in capital in the accompanying financial statements. This amount arose from ATI providing working capital to the Company from 1995 through 1998. The amount was non-interest bearing and did not have specific repayment terms.

     The Company expensed $217,834 in the nine month period ended September 30, 1999 and $1,307,004 in the year ended December 31, 1998 for management fees to ATI associated with a management agreement. The agreement was terminated after ATI filed for bankruptcy in February 1999.


9.   SUBSEQUENT EVENT

     The Company was acquired by Tech Electro Industries, Inc., a publicly traded entity, on October 22, 1999 for $6.025 million, which was comprised of $1.4 million in cash, $2.1 million in a promissory note and the assumption of debt of $2.525 million. The acquisition was accounted for under the purchase method.

(b)   PRO FORMA FINANCIAL INFORMATION.

      The unaudited pro forma condensed balance sheet of Tech Electro Industries, Inc. (the "Company") and Alphanet Hospitality Services, Inc. ("Alphanet") as of September 30, 1999, reflects this acquisition as if it had occurred on September 30, 1999. The acquisition has been accounted for using the purchase method of accounting.

      The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 reflect the acquisition as if it had occurred on January 1, 1998.

      The unaudited pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the separate historical financial statements of the Company and Alphanet, and related notes appearing elsewhere in this document. The pro forma financial information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it necessarily indicative of the future results of the combined entities.

                    TECH ELECTRO INDUSTRIES AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               September 30, 1999


                                                      Tech Electro       AlphaNet           Pro-Forma
                                                    Industries, Inc.    Hospitality        Adjustments           Pro-Forma
                                                    ----------------   -------------     --------------        ------------
                                                        ASSETS
Current assets
    Cash and cash equivalents                        $    350,708      $     405,765     $            -        $    756,473
    Restricted cash                                     1,400,000                  -         (1,400,000)(C)               -
    Trade accounts receivable, net                      2,471,745          1,547,784                  -           4,019,529
    Notes receivable                                      736,887                  -                  -             736,887
    Inventories, net of reserves                        1,098,463            441,124                  -           1,539,587
    Prepaid expenses and other current assets             373,729            132,254                  -             505,983
                                                     ------------      -------------     --------------        ------------

         Total current assets                           6,431,532          2,526,927         (1,400,000)          7,558,459
                                                     ------------      -------------     --------------        ------------

    Property, plant, equipment, capitalized
       software, net                                      282,929          8,543,822                  -           8,826,751

Other assets
    Note receivable                                         7,969                  -                  -               7,969
    Other                                                   2,162                  -                  -               2,162
                                                     ------------      -------------     --------------        ------------

         Total other assets                                10,131                  -                  -              10,131
                                                     ------------      -------------     --------------        ------------

Total assets                                         $  6,724,592      $  11,070,749     $   (1,400,000)       $ 16,395,341
                                                     ============      =============     ==============        ============

                                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Capital lease obligations                        $          -      $      38,365     $            -        $     38,365
    Purchase note payable                                       -                  -          2,100,000(C)        2,100,000
    Current portion of long-term debt                     642,237            730,693                  -           1,372,930
    Trade accounts payable                              1,211,668            101,217                  -           1,312,885
    Accrued liabilities                                   189,644            964,220                  -           1,153,864
    Deferred share subscriptions                        1,430,000                  -                  -           1,430,000
    Deferred receivables                                    3,375                  -                  -               3,375
    Other liabilities                                      97,000                  -                  -              97,000
                                                     ------------      -------------     --------------        ------------

         Total current liabilities                      3,573,924          1,834,495          2,100,000           7,508,419

Long-term debt, net of current portion                          -          1,573,021                  -           1,573,021

Negative goodwill                                               -                  -          4,163,233  (A)      4,163,233

Stockholders' equity
    Preferred stock                                       119,588                  -                  -             119,588
    Common stock                                           54,748                  -                  -              54,748
    Additional paid-in capital                         11,356,316         18,234,741        (18,234,741) (B)     11,356,316
    Accumulated deficit                                (8,379,984)       (10,571,508)        10,571,508  (B)     (8,379,984)
                                                     ------------      -------------     --------------        ------------
         Total stockholders' equity                     3,150,668          7,663,233         (7,663,233)          3,150,668
                                                     ------------      -------------     --------------        ------------

Total liabilities and stockholders' equity           $  6,724,592      $  11,070,749     $   (1,400,000)       $ 16,395,341
                                                     ============      =============     ==============        ============

                    TECH ELECTRO INDUSTRIES AND SUBSIDIARIES
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                      Nine Months Ending September 30, 1999


                                                   Tech Electro           Alphanet        Pro-Forma
                                                 Industries, Inc.       Hospitality      Adjustments         Pro-Forma
                                                 ---------------      --------------     ------------      --------------
Revenues                                          $  12,052,017       $   6,883,390      $          -      $   18,935,407
Cost of revenues                                     (9,681,974)         (1,735,853)                -         (11,417,827)
                                                  --------------      --------------     ------------      --------------

         Gross profit                                 2,370,043           5,147,537                 -           7,517,580

Operating expenses                                   (4,210,899)         (6,624,030)                -         (10,834,929)
                                                  -------------       -------------      ------------      --------------

Loss from operations                                 (1,840,856)         (1,476,493)                -          (3,317,349)

Other income (expense)
    Interest expense                                   (152,652)           (290,595)                -            (443,247)
    Interest income                                      47,574                   -                 -              47,574
    Amortization of negative goodwill                         -                   -           328,125  (D)        328,125
    Other expense                                        (2,170)            (13,919)                -             (16,089)
                                                  -------------       -------------      ------------      --------------
         Total other expenses                          (107,248)           (304,514)          328,125             (83,637)
                                                  -------------       -------------      ------------      --------------

         Loss before income tax provision            (1,948,104)         (1,781,007)          328,125          (3,400,986)
         Income tax provision                                 -                   -                 -                   -
                                                  -------------       -------------      ------------      --------------

Net loss                                          $  (1,948,104)      $  (1,781,007)     $    328,125      $  (3,400,986)
                                                  =============       =============      ============      =============


Loss attributable to common stock                 $  (1,987,523)                                           $  (3,440,405)
                                                  =============                                            =============
Per share data
    Basic loss per share                          $       (0.39)                                           $       (0.68)
    Diluted loss per share                        $       (0.39)                                           $       (0.68)
Weighted average number of common shares:
    Basic common shares                               5,050,140                                                5,050,140
    Diluted common shares                             5,050,140                                                5,050,140

                    TECH ELECTRO INDUSTRIES AND SUBSIDIARIES
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                          Year Ended December 31, 1998



                                                  Tech Electro         Alphanet        Pro-Forma
                                                Industries, Inc.      Hospitality     Adjustments       Pro-Forma
                                                ----------------     -------------    -----------    ---------------
Revenues                                         $   24,913,031      $   8,567,324    $        -     $    33,480,355
Cost of revenues                                    (17,588,858)        (1,346,817)            -         (18,935,675)
                                                 --------------      -------------    ----------     ---------------

       Gross profit                                   7,324,173          7,220,507             -          14,544,680

Operating expenses                                  (11,815,134)        (9,808,614)            -         (21,623,748)
                                                 --------------      -------------    ----------     ---------------

Loss from operations                                 (4,490,961)        (2,588,107)            -          (7,079,068)

Other income (expense)
    Interest expense                                   (684,120)          (151,542)            -            (835,662)
    Interest income                                      98,529                  -             -              98,529
    Amortization of negative goodwill                         -                  -       437,500 (D)         437,500
    Other income (expenses)                             100,641            (44,513)            -              56,128
                                                 --------------      -------------    ----------     ---------------
       Total other expenses                            (484,950)          (196,055)      437,500            (243,505)
                                                 --------------      -------------    ----------     ---------------

       Loss before income tax provision              (4,975,911)        (2,784,162)      437,500          (7,322,573)
       Income tax provision                                   -                  -             -                   -
                                                 --------------      -------------    ----------     ---------------

Net loss                                         $   (4,975,911)     $  (2,784,162)   $  437,500     $    (7,322,573)
                                                 ==============      =============    ==========     ===============

Loss attributable to common stock                $   (5,058,245)                                     $    (7,404,907)
                                                 ==============                                      ===============

Per Share Data
    Basic loss per share                         $        (1.26)                                     $         (1.85)
    Diluted loss per share                       $        (1.26)                                     $         (1.85)
Weighted average number of common shares:
    Basic common shares                               4,012,377                                            4,012,377
    Diluted common shares                             4,012,377                                            4,012,377

NOTES TO PRO FORMA FINANCIAL STATEMENTS

1.   Pro Forma Condensed Consolidated Balance Sheet

     For purposes of determining the pro forma effect of the Alphanet acquisition, the pro forma adjustments described below have been made on the unaudited historical consolidated balance sheet of the Company.

     (A) Goodwill
               Excess of the net assets acquired over the
               consideration given for the acquisition of Alphanet                     $    4,163,233

     (B) Acquired Deficit
               To eliminate Alphanet equity acquired
               i   Additional Paid-in Capital                                          $  (18,234,741)
               ii  Retained Deficit                                                    $   10,571,508

     (C) Restricted Cash/Purchase Note Payable
               To record cash paid and non-interest bearing
               note payable issued in association with the
               acquisition of Alphanet
               i  Restricted Cash                                                      $   (1,400,000)
               ii Purchase Note Payable                                                $    2,100,000

2.   Pro Forma Condensed Consolidated Statements of Operations

     For purposes of determining the pro forma effect of the Alphanet acquisition, the pro forma adjustments described below have been made on the unaudited historical consolidated statements of operations of the Company and Alphanet for the nine month period ended September 30, 1999, and to the audited historical consolidated Statements of Operations of the Company and Alphanet for the year ended December 31, 1998 as if the acquisition had occurred as of January 1, 1998.

                                                                                           Year ended          Nine months ended
                                                                                       December 31, 1998       September 30, 1999
                                                                                       -----------------       ------------------
     (C) Amortization
               Pro forma amortization of negative goodwill is calculated using the straight-line method over an estimated useful life of 8 years
                  Amortization of negative goodwill recorded in connection with
                  the acquisition of Alphanet                                             $ 437,500                $ 328,125

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 5, 2000               Tech Electro Industries, Inc.

                                       By  /s/ Julie Sansom-Reese
                                         -----------------------------------
                                         Julie Sansom-Reese
                                         Chief Financial Officer